EXHIBIT 99.1

NEWS RELEASE
For further information contact:
Greg Rosenstein                       Cathy Green
Manager of Investor Relations         Chief Financial Officer
(318) 234-4590                        (318) 234-4590

FOR IMMEDIATE RELEASE
THURSDAY, MAY 1, 1997

   AMERICAN OILFIELD DIVERS, INC. ANNOUNCES FIRST
                   QUARTER RESULTS

  Lafayette,  LA  --  American  Oilfield Divers, Inc.
(NASDAQ:  DIVE)  today  reported  revenue   of  $28.6
million and net income of approximately $226,000  (or
$0.03  per  share)  for the first quarter ended March
31, 1997, compared with  revenue of $19.2 million and
net income of $104,000 (or  $0.02  per share) for the
same  period  a  year  ago.  Weighted average  shares
outstanding increased from  6,709,497 shares at March
31,  1996  to 8,889,638 shares  at  March  31,  1997,
reflecting  the   Company's   secondary  offering  of
3,553,315 common shares which was completed during the first quarter of 1997.

  "During the  first quarter, utilization of our dive
crews and diving  support  vessels  in  the  Gulf  of
Mexico   and   West  Africa  increased,"  stated  Rod
Stanley, AOD's President and Chief Executive Officer.
"Despite increased  revenue  in  the  Company's  four
geographic  sectors,  rates  for personnel, equipment
and  vessels  remained relatively  flat  compared  to
rates for the same  period  a  year ago, while vessel
and personnel costs increased.  Also during the first
quarter our jackup derrick barge  and  our  four West
Coast   diving   support   vessels   experienced  low
utilization  levels,  contributing  to  lower   gross
profit margins."

  Companywide, AOD averaged 128 dive crews per day and 47 percent vessel utilization on 20 vessels during the first quarter of 1997 compared with 84 dive crews per day and 41 percent vessel utilization on 15 vessels during the comparable period in 1996.

  "The relatively flat rates experienced in the first
quarter  are  typical for this period, reflecting the
cyclical  nature  of  the  Gulf  of  Mexico  market,"
Stanley said.   "However,  we  have  seen rates, on a
case-by-case basis, starting to increase  as  we move
closer  to  the  traditional diving season.  In fact,
rates on current bids are currently higher than rates
achieved during the  height  of  last  year's  diving
season,  which  typically  runs from June to October.
In addition, we are encouraged by the progress of our
strategy  to  increase  exposure   in  deepwater  and
international  markets," Stanley stated.    "We  have
exercised our option  to  purchase the Scorpion work-
class remotely operated vehicle  (ROV), which we were
previously  leasing.   In  addition,   we  will  take
delivery of a Triton 2,500 meter work-class ROV in September, and intend to increase this fleet when we see strategic opportunities."

  Through 30 days of the second quarter of 1997, the Company averaged approximately 109 dive crews per day and approximately 37 percent vessel utilization on 20 vessels. This compares to 82 dive crews per day and 33 percent vessel utilization on 15 vessels for the same period in 1996.

U.S. Navy purchases $1.6 million  Launch and Recovery
System
  As   part  of  the  previously  announced   Omnibus
contract  between  the  U.S.  Navy  and the Company's
subsidiary Hard Suits Inc. for the purchase  of up to
$10 million worth of equipment, the U.S. Navy ordered
a  launch and recovery system valued at $1.6 million,
which  is  expected  to  be  delivered  by  the third
quarter   of   1997.   In  addition,  the  U.S.  Navy
exercised  an option  to  increase  quantities  of  a
previously executed  contract  for  the  purchase  of
engineering services, a launch and recovery skid, and
miscellaneous ancillary equipment associated with the
launch  and  recovery  system.   This increase totals
$509,000.

                     more . . .

American Inland Divers awarded contract worth between $1.1 and $1.5 million
  American Inland Divers announced today that it has been awarded a dock rehabilitation project by the Port Isabel/San Benito (Texas) Navigation District worth between $1.1 million and $1.5 million, subject to finalization of the definitive contract.

  The turnkey project, scheduled to begin  in May and
end  in December 1997, includes, among other  things,
demolition and installation of approximately 600 feet
of  sheetpile   bulkhead,   concrete   placement  and
installation of mooring devices.

Update on American Intrepid mishap
  The  investigation  into  the  previously  reported
American  Intrepid  mishap  is continuing.    Stanley
said, "Although we are disappointed  by  the  loss of
the  jackup  derrick  barge, we are grateful that  no
injuries were suffered.   The  safe evacuation of all
personnel aboard is a testament to the character and skill of our offshore personnel, and their training and dedication."

  Statements in this press release that are not statements of historical fact are forward-looking statements involving risks and assumptions that could cause actual results to vary materially from those predicted, including, among other things, prices of crude oil and natural gas, weather conditions in offshore markets, capital expenditures by customers and the Company's ability to procure large turnkey projects and to penetrate deepwater markets.

  American   Oilfield  Divers,  Inc.,  is  a  leading
provider of diving  services, subsea products, marine
construction  and  environmental   services   to  the
offshore oil and gas industry, primarily in the  U.S.
Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

                 Tables follow . . .

           AMERICAN OILFIELD DIVERS, INC.
  Consolidated Results of Operations and Financial Position
           ($ in thousands except for per share amounts)

                                                      (unaudited)
                                                   Three Months Ended
                                                   __________________
                                                         March 31,
                                                         ________

Income Statement                                     1997        1996
                                                     ----        ----
Diving and related revenues                        $28,576     $19,228
                                                    ------      ------
Gross profit                                         8,754       6,607
                                                     -----       -----
Selling, general and administrative expenses         5,835       4,720
Depreciation and amortization                        2,318       1,862
                                                    ------       -----
Operating income                                       601          25
Other income (expense), net                           (205)        149
                                                    ------       -----
Income before income taxes                             396         174
Income tax provision                                   170          70
                                                    ------       -----
Net income                                         $   226      $  104
                                                   =======      ======
Net income per share                               $   .03      $  .02
                                                   =======      ======
Weighted average shares outstanding                  8,890       6,709
                                                   =======      ======

Operational Data
Dive crew days                                      11,525       7,676
Dive crews per day                                     128          84
Diving support vessel utilization                       47%         41%
Earnings before interest, taxes,
  depreciation and amortization (EBITDA)            $2,919      $1,887

EBITDA as % of revenue                                10.2%        9.8%
SG&A as % of revenue                                  20.4%       24.5%
Gross Profit %                                        30.6%       34.4%

                       More...


                     Three Months Ended March 31, 1997
==============================================================================================
                                                          Inland and
                                Gulf      International   West Coast   Subsea
                              Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                              --------    -------------  ------------- -------------  -------
Diving and Related Revenues    $13,461       $2,841        $7,789      $4,485        $28,576

Diving and Related Expenses    $ 9,942       $1,607        $5,837      $2,436        $19,822

Gross Profit                   $ 3,519       $1,234        $1,952      $2,049        $ 8,754

Gross Profit Percentage           26.1%        43.4%         25.1%       45.7%         30.6%


                   Three Months Ended March 31, 1996
==============================================================================================
                                                          Inland and
                                Gulf      International   West Coast   Subsea
                              Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                              --------    -------------  ------------- ------------- -------

Diving and Related Revenues    $10,804       $2,300        $4,965      $1,159        $19,228

Diving and Related Expenses    $ 7,688       $1,022        $3,345      $  566        $12,621

Gross Profit                   $ 3,116       $1,278        $1,620      $  593        $ 6,607

Gross Profit Percentage           28.8%        55.6%         32.6%       51.2%          34.4%

<F1>  Includes  diving  and related services, pipelay/bury
      and  derrick  barge services  provided  by  American
      Marine   Construction,    Inc.   and   environmental
      remediation and oil spill response services provided
      by American Pollution Control,  Inc.,  all  of which
      were   performed   in   the   Gulf  of  Mexico.  The
      pipelay/bury barge was sold effective March 1, 1996.

<F2>  Includes all diving and related  services  performed
      outside the United States and its coastal waters except for Latin America, which is included in inland and west coast services.

<F3>  Includes diving and related services  off  the  U.S.
      West Coast by American Pacific Marine, Inc. and diving and related services provided by American
      Inland Divers, Inc.

<F4>  Includes  manufacturing  and  marketing of Big  Inch
      pipeline   connectors   and   Tarpon  marginal   well
      production systems. The three months ended March 31, 1997 also includes manufacturing and marketing of Tarpon concrete storage systems and Hard Suits Inc.
      products.


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